UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

The Charles Schwab Family of Funds

Schwab Investments

Schwab Capital Trust

Schwab Strategic Trust

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

Solicitation Script

The Charles Schwab Family of Funds

Schwab Investments

Schwab Capital Trust

Schwab Strategic Trust

(the “Schwab Trusts”)

Meeting Date: June 1, 2022

Toll Free Number: 855-976-3331

Inbound Greeting:

Thank you for calling the Broadridge Proxy Services Center for the Schwab Trusts. My name is <Agent Name>. How may I assist you today?

General Outbound Greeting:

Good day, may I please speak with Mr./Ms. <full name as it appears on registration>?

Hello Mr./Ms. <Shareholder’s Last Name>. My name is <agent name> and I am a proxy voting specialist calling on behalf of the Schwab Trusts to confirm you have received the proxy materials for the Special Meeting of Shareholders scheduled for June 1, 2022. Have you received proxy materials?

Near Meeting Date Outbound Greeting:

Good day, may I please speak with Mr./Ms. <full name as it appears on registration>?

Hello Mr./Ms.<last name>. My name is <agent name> and I am a proxy voting specialist calling on behalf of the Schwab Trusts to confirm you have received the proxy materials for the Special Meeting of Shareholders scheduled in just a few days on June 1, 2022. Have you received proxy materials?

Adjournment Outbound Greeting:

Good day, may I please speak with Mr./Ms. <full name as it appears on registration>?

Hi Mr. /Ms.                           , my name is <Agent Name> and I am a proxy voting specialist calling on behalf of your current investment with the Schwab Trusts. Due to the lack of shareholder participation, Special Meeting of Shareholders has been adjourned to <date/time>. Have you received proxy materials?

Voting:

Your board has recommended a vote IN FAVOR of the proposal.  Would you like to vote along with the recommendations of the board for all of your accounts?

Thank you, I am recording your <for, against, abstain> vote. For confirmation purposes, please state your full name.

And according to our records, you currently reside in <read street address, city, and state > is that correct? For confirmation purposes, please state your zip code.

Thank you. You will receive a confirmation of your voting instructions within 5 days. If you have any questions, please contact us at this toll-free number 855-976-3331.

Mr./Ms. <Shareholder’s Last Name>, your vote is important, and your time is appreciated. Thank you and have a good <day, evening, night>.

If Unsure of voting or does not want to vote along with the recommendation of the Board:

Would you like me to review the proposals with you? <After review, ask them if they would like to vote now over the phone>.

If not received/Requesting material to be re-mailed:

I can resend the proxy materials to you, or I can review the proposal with you and record your vote immediately by phone. <Pause for response>

After review, ask them if they would like to vote now over the phone:

Your Board recommends that you vote “FOR” the proposal. Would you like to vote along with the recommendations of the Board for all your accounts?

If they don’t want proposals reviewed:

Do you have an email address this can be sent to? <If yes, enter the email address in the notes and read it back phonetically to the shareholder.>

Thank you.  You should receive the proxy materials shortly and the materials will inform you of the methods available to cast your vote, one of which is to call us back at 855-976-3331.

If Not Interested:

I am sorry for the inconvenience. Please be aware that as a shareholder, your vote is very important. Please fill out and return your proxy card at your earliest convenience. If you would rather not do that, you can always vote via the other methods outlined in the proxy materials. Thank you again for your time today and have a wonderful day/evening.

Registered holder wants a new proxy card/or their control number <send complete contact information name, address, control #, & shares to Broadridge>:

Your control number can be found on your proxy card. I can arrange to have a new proxy card sent to you. However, I can record your voting instructions right now so that it will be represented at the upcoming meeting.  Your board is recommending you vote FOR the proposals.

Beneficial holder wants a new VIF/or their control number:

Your control number can be found on your Vote Instruction Form. You can contact your broker/financial advisor and they can arrange to have a new voting instruction form sent to you.  However, I can record your voting instructions right now so that it will be represented at the upcoming meeting.  Your board is recommending you vote FOR the proposals.

ANSWERING MACHINE MESSAGE:

Hello, my name is <Agent Name> and I am a proxy voting specialist calling on behalf of the Schwab Trusts. You should have received proxy material electronically or in the mail concerning the Special Meeting of Shareholders to be held on June 1, 2022.

Your vote is very important. Please sign, date and promptly mail your proxy card in the postage-paid envelope provided. Internet and telephone voting are also available. To vote over the Internet please follow the instructions provided in the proxy materials. If you have any questions, would like to vote over the telephone or need new proxy materials, call toll-free at 855-976-3331 and a proxy voting specialist will assist you. Specialists are available Monday through Friday, 9AM to 10PM Eastern Time. Voting takes just a few moments and will benefit all shareholders. Thank you for your prompt attention to this matter.

AUTOMATED ANSWERING MACHINE MESSAGE:

Hello, this is the Broadridge Proxy Services Center calling with an important message on behalf of the Schwab Trusts. You should have received proxy material electronically or in the mail concerning the Special Meeting of Shareholders to be held on June 1, 2022.

Your vote is very important. Please sign, date and promptly mail your proxy card in the postage-paid envelope provided. Internet and telephone voting are also available. To vote over the Internet please follow the instructions provided in the proxy materials. If you have any questions, would like to vote over the telephone or need new proxy materials, call toll-free at 855-976-3331 and a proxy voting specialist will assist you. Specialists are available Monday through Friday, 9AM to 10PM Eastern Time. Voting takes just a few moments and will benefit all shareholders. Thank you for your prompt attention to this matter.

INBOUND - CLOSED RECORDING:

Thank you for calling the Broadridge Proxy Services Center. Our offices are now closed. Please call us back during our normal business hours which are, Monday through Friday, 9AM to 10PM Eastern Time. Thank you.

INBOUND - CALL IN QUEUE MESSAGE:

Thank you for calling the Broadridge Proxy Services Center. Our proxy specialists are currently assisting other shareholders. Your call is important to us. Please continue to hold and your call will be answered in the order in which it was received.

END OF CAMPAIGN MESSAGE:

Thank you for calling the Broadridge Proxy Services Center. The Shareholder meeting has been held and as a result, this toll-free number is no longer in service for proxy related calls. If you have questions about your investment, please contact your Financial Advisor or the fund company directly. Thank you and have a nice day.

URGENT: YOUR VOTE IS CRITICAL

Dear Valued Charles Schwab Investor:

Recently, we sent you proxy material regarding a special meeting of shareholders scheduled for June 1, 2022 for The Charles Schwab Family of Funds, Schwab Investments, Schwab Capital Trust and Schwab Strategic Trust (the “Schwab Trusts”).

Our records indicate that we have not received your voting instructions.

We urge you to vote as soon as possible in order to allow the Schwab Trusts to obtain a sufficient number of votes to hold the meeting as scheduled. Join your fellow holders and vote today!

As an important shareholder of the Schwab Trusts your vote is critical and your immediate participation is needed.

The Schwab Trusts offer three easy methods for you to vote:

VOTE ONLINE	VOTE BY MAIL	VOTE BY PHONE
Visit www.proxyvote.com and enter the control number that appears on your enclosed proxy card. Follow the on-screen prompts to vote.	Return the executed proxy card in the postage-paid envelope provided so it is received before June 1, 2022.

Call 1-855-976-3331 Monday through Friday, 9 a.m. to 10 p.m. ET, to speak with a proxy specialist.

OR

If you have your proxy materials, call the number listed on your enclosed proxy card and follow the touch-tone prompts to vote.

We truly appreciate your investment and regret any inconvenience as a result of this process. Thank you again for your help and support.

Sincerely,

Walter W. Bettinger, II, Chairman

1ST DRAFT PROXY LITE MESSAGE TO BE SENT AFTER INITIAL MAILING SAMPLE 1

“Hi, this is <           >,

I am the <CEO/ CFO/ President> of The Charles Schwab Family of Funds, Schwab Capital Trust, Schwab Investments and Schwab Strategic Trust (“Schwab Trusts”). I’m calling regarding our special meeting of shareholders that is being held on June 1, 2022 to elect Trustees to oversee the Schwab Trusts.

You will be receiving proxy information related to the meeting in the next few days.  That package includes instructions on how you can easily vote your shares by mail, over the phone or online. We ask that you vote as soon as possible. When you vote promptly, it saves time, money, and energy by helping us to avoid sending the materials again or calling to request your vote.

Your vote is very important and valued regardless of the number of shares that you own. Please vote promptly by pressing 1 at any time to be connected with a proxy specialist.  If this message was recorded on your voice mail, please call 855-976-3331 to vote your shares.

Thank you for your vote and for investing in the Schwab Trusts.”